Exhibit 15.2

26/F, HKRI Centre One, HKRI Taikoo Hui

288 Shimen Road (No.1)

Shanghai 200041, P. R. China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

December 22, 2022

CooTek (Cayman) Inc.

9-11F, T2, No.16, Lane 399, Xinlong Road

Minhang District

Shanghai

People's Republic of China

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Item 3. Key Information—Permissions Required from the PRC Authorities for Our Operations”, “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” and “Item 4. Information on the Company—C. Organizational Structure” in CooTek (Cayman) Inc.’s Annual Report on Form 20-F for the year ended December 31, 2021 (the “Annual Report”), which was filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2022 and the amendment to the Annual Report which will be filed with the SEC on the date hereof, and further consent to the incorporation by reference of the summary of our opinion under these headings into the Company’s registration statements on Form S-8 (File No. 333-229171) that was filed on January 9, 2019 and Form F-3 (No. 333-251355) that was filed on December 15, 2020. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,
/s/ JunHe LLP
JunHe LLP

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